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                                                                    Exhibit (21)

                                 HANDY & HARMAN

                      SUBSIDIARIES AS OF DECEMBER 31, 1994

A-1 Sales, Inc.

Alloy Ring Service, Inc.

American Chemical & Refining Company, Incorporated

Camdel Metals Corporation

Con-Ind Limited

Continental Industries, Inc.

Daniel Radiator Corporation

Exxtrusions Corporation

H&H Productions, Inc. (Formerly Greenback Industries, Inc.)

Handy & Harman Automotive Group, Inc.

Handy & Harman Automotive de Mexico, S.A. de C.V.

Handy & Harman Electronic Materials Corporation
(Formerly New Industrial Techniques, Inc.)

Handy & Harman Envirotech Systems, Ltd.  (Formerly Monico
Manufacturing & Supply Co., Inc.

Handy & Harman Europe Ltd.

Handy & Harman of Canada, Limited

Handy & Harman International, Ltd

Handy & Harman International (Korea) Limited

Handy & Harman de Mexico, S.A. de C.V. (55% owned)

Handy & Harman Peru, Inc.

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Handy & Harman Radiator Corporation

Handy & Harman Tube Company, Inc.

Indiana Tube Corporation

Jackson Industries, Inc.

Jet Tool Company, Inc.

KJ-VMI Realty, Inc. (Formerly Valley Metals Inc.)

Kontite U.K. Limited

Lexington Tube Co., Inc.

Lucas-Milhaupt, Inc.

Maryland Specialty Wire, Inc.

Micro-Tube Fabricators, Inc.

Northvale Design & Development Company, Inc.

Pal-Rath Realty, Inc. (Formerly Rathbone Corporation)

Platina Laboratories, Inc.

Rigby-Maryland (Stainless), Ltd.

South Windsor Metallurgical, Inc.

Sumco Inc.

U.S. Auto Radiator Manufacturing Corporation

Willing B Wire Corporation

               In addition to the wholly-owned subsidiaries listed above, the Company has a 50% interest in GO/DAN Industries, a joint venture partnership, and has a 5% interest in Mizuno Handy Harman, Ltd. and a 50% interest in Handy & Harman (Asia), S.A. Handy & Harman (Asia), S.A. owns 100% of Handy & Harman
(HK) Limited and 75% of Handy & Harman Manufacturing (Singapore) Pte.

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Ltd.  The Company owns 12-1/2% of Handy & Harman Manufacturing (Singapore) Pte.
Ltd.

     The Company also has a 2% interest in Ravel Inc., formerly named R.V.L. Investments, Inc.